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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Software AG Systems, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   54-1167173
                      (I.R.S. Employer Identification No.)

                           11190 Sunrise Valley Drive
                               Reston, VA  20191
                    (Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange
     Title of each class                       on which each class
     to be so registered                       is to be registered

COMMON STOCK, PAR VALUE
     $.0l PER SHARE                          NEW YORK STOCK EXCHANGE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:

                                   333-36567


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

       The description of the Common Stock and the other information set forth in the section entitled "Description of Capital Stock" of the Prospectus included in the Registration Statement on Form S-1 (File No. 333-36567) initially filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on September 26, 1997, and amended on October 15, 1997 and November 4, 1997 (such Registration Statement is referred to herein as the "Registration Statement"), is incorporated herein by reference, as provided by Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.  EXHIBITS

       Pursuant to the Form 8-A instructions as to exhibits, the following exhibits are filed with the copy of this registration statement filed with the New York Stock Exchange, but are not filed with, or incorporated by reference in, copies of this registration statement filed with the Commission:

     1    The Registration Statement.

     4.1 Second Amended and Restated Certificate of Incorporation of Software AG Systems, Inc.

     4.2  Second Amended and Restated Bylaws of Software AG Systems, Inc.

     4.3 Registration Rights Agreement between Software AG Systems, Inc. and Thayer Equity Investors III, L.P. (dated as of September 26, 1997)

     5.1  Specimen Common Stock Certificate of Software AG Systems, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Software AG Systems,  Inc.



  By:    /s/ James H. Daly
     -----------------------------
     James H. Daly
     Vice President, Secretary and
     General Counsel

Dated:  November  14,  1997

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